Exhibit 99.4


                        CERTIFICATION PURSUANT TO
                         18 U.S.C. SECTION 1350,
                          AS ADOPTED PURSUANT TO
               SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     In connection with the Quarterly Report of Liberty Property Limited Partnership (the "Company") on Form 10-Q for the period ended September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, GEORGE J. ALBURGER, JR., Chief Financial Officer of Liberty Property Trust (the sole general partner of Liberty Property Limited Partnership), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that based on my knowledge:

	(1)	The Report fully complies with the requirements of section
13(a) or 15(d) of the Securities Exchange Act of 1934; and

	(2)	The information contained in the Report fairly presents, in
all material respects, the financial condition and result of operations of the Company.



/s/ GEORGE J. ALBURGER, JR.
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George J. Alburger, Jr.
Chief Financial Officer